EXHIBIT 99.1

Internationally Renowned Expert in Artificial Liver Device Development Joins HepaLife

Liver function of HepaLife’s patented PICM-19 cell line demonstrated to have potential application in an artificial liver device for use by human patients with liver failure; Liver Disease among top 10 causes of death in the United States.

Boston, MA – February 5, 2007 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), developing the first-of-its-kind artificial liver device, is pleased to announce the addition of Prof. Jörg C. Gerlach, MD, PhD, to the Company’s Scientific Advisory Board.

With over 20 years of experience as a professor, bioengineer, experimental transplantation surgeon, and medical doctor, Dr. Gerlach is a widely-published, internationally recognized lecturer and leading expert in the development of bioreactor systems and artificial organs for patients suffering from liver failure.

“I’m honored to welcome Dr. Gerlach to the HepaLife team,” stated Mr. Frank Menzler, President and CEO of HepaLife Technologies, Inc.  “Dr. Gerlach brings us extensive American and European experience in liver-related medicine, surgery, and the engineering required in creating an artificial liver device – a goal that has eluded traditional researchers.

“It is widely understood in the scientific community, that the most vital component in an artificial liver device is not the mechanical hardware, but rather, it is the biological cells inside the device which are responsible for truly replicating and performing the functions of the human liver,” continued Mr. Menzler.

“It is here that our patented PICM-19 cells have repeatedly performed exceptionally well.  Even after continual splitting, culturing, and grueling room temperature exposure, our cells have repeatedly behaved and performed like liver cells.  In contrast, cells used by others have developed cancers, lost their ability to function, or simply died.”

In ongoing research, scientists have demonstrated that HepaLife’s PICM-19 cells have unique characteristics distinct from other cells, and are able to mimic the human liver’s response in several important ways.  PICM-19 cells:

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Do not develop tumors or become cancerous, despite years in continuous culture

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Are the only cell line known to uniquely differentiate into hepatocytes (liver cells) and bile duct epithelium

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Successfully express inducible P450 and GGT; important indicators of liver and bile duct functions, respectively

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Are able to remain in continuous culture and undergo repeated passage while retaining hepatic function; these results demonstrate cell strength and function

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Can grow at high cell density, potentially able to populate a liver device in high numbers and thus, increase its efficiency

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Express proteins and mRNA that are unique to the liver

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Successfully remove toxic ammonia and produce urea; both are significant functions of the human liver

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Respond to acetaminophen (Tylenol) exposure, similar to the human liver

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Survive human plasma exposure; a function vital to an artificial liver device

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Can survive at room temperature for prolonged periods of time while retaining function; this makes PICM-19 cells ideally suited for shipping in the clinical application of an artificial liver device for human patients with liver failure.

Liver failure is frequently the consequence of cirrhosis, viral hepatitis, liver cancer, and chronic liver disease.  This combined diagnosis now makes liver disease one of the 10 leading causes of death in the United States.

Twenty-five million Americans have, or have had liver disease, and according to the World Health Organization, 10% of the global population has chronic liver disease, accounting for an estimated half a million deaths in China alone.  One in four Americans will suffer from a biliary or liver disease at some point in their lifetime, according to the National Institutes of Health (NIH).

In response, HepaLife, incorporating its PICM-19 cells, is developing the first-of-its-kind artificial liver device for patients with liver disease, a strategy endorsed by healthcare experts, clinicians, and the NIH, which recently reiterated the need, “to develop a hepatic assist device or bioartificial liver and demonstrate its efficacy in acute liver failure.”

The NIH, backed by 250 liver disease experts, has issued a formal Action Plan for Liver Disease, stating:  “In the area of acute liver failure, the primary goals of research should be in developing means to prevent acute liver failure and ameliorate its course…. Most helpful would be an artificial or bioartificial liver assist device that could be used to sustain patients and serve as a bridge to liver transplantation, which is the only effective treatment that is currently available for fulminant hepatic failure.”

Prof. Jörg C. Gerlach, MD, PhD Joins HepaLife Scientific Advisory Board:

Liver Researcher, Surgeon, Bioengineer; Expert in Artificial Liver Device Development

Jörg C. Gerlach, MD, PhD is an internationally renowned authority in liver function, disease, and cutting-edge artificial liver support systems, with formal European training and extensive European and American experience as a medical doctor, specialist in experimental surgery, cell biology, hybrid organ development, bioengineering, and artificial liver devices.

Dr. Gerlach is a widely-published liver expert, with more than 100 research publications to his credit (90 first-authorships) in peer-reviewed scientific publications and industry journals, alongside 100-plus research abstracts, 15 book contributions, and over a dozen patents in Europe, Japan, and the United States covering cell biology, hybrid organs, and bioreactor systems.

At the University of Pittsburgh’s McGowan Institute for Regenerative Medicine, Dr. Gerlach currently directs the Bioreactor Group, researching artificial organs, hybrid organs and bioartificial liver systems.   The McGowan Institute is internationally recognized for regenerative medicine research and the clinical translation of emerging therapies.  The Institute serves as a single base of operations for the university's leading scientists and clinical faculty working to develop tissue engineering, cellular therapies, and artificial and biohybrid organ devices.

Dr. Gerlach is also tenured as a Professor of Surgery (School of Medicine) and as Professor of Bioengineering (School of Engineering) at the University of Pittsburgh.  He additionally serves as Professor of Experimental Surgery at Humboldt University, Berlin, Germany.

Dr. Jörg C. Gerlach received his MD and PhD degrees at Freie Universitaet, Berlin, completing a post-doctoral, Habilitation in Experimental Surgery at Humboldt University, Berlin, and subsequently earned his second PhD in Bioengineering at Strathclyde University, Glasgow, Scotland.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is a development stage biotechnology company focused on the identification, development and eventual commercialization of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of- its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) cell-culture based vaccines to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

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